UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2018

Spindle, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55151	20-8241820
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1201 S. Alma School Road, Suite 12500

Mesa, AZ 85210

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 800-560-9198

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 15, 2018, Spindle, Inc. (the “Company”) entered into a Bridge Note Agreement (the “Convertible Note”) with LegendCap Opportunity Fund, LLC (the “Holder”). On January 8, 2018 and February 27, 2018, the Company entered into  convertible promissory notes (the “Original Convertible Notes”) with the Holder in the principal amounts of $20,000 and $17,500, respectively. The Convertible Note is an amendment and restatement of the Original Convertible Notes and increases the principal amount to  $55,000 based on an additional funding of $17,500. The Convertible Note is secured by a copy of the Company’s Payment Service Provider software code. The Convertible Note is subordinate to the Company’s Amended and Restated convertible promissory note with Michael Kelly issued on October 17, 2017. The Convertible Note is convertible into shares of the Company’s common stock at a conversion price of $0.08 per share at any time prior to September 15, 2018. The foregoing summary of Convertible Note is qualified in its entirety by reference to the full text thereof, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

Exhibit No.	Description
10.1	Bridge Note Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 21, 2018

SPINDLE, INC.

By:	/s/ Jack Scott
Name: Jack Scott
Title: Chief Executive Officer

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